LPC, Inc.

LaRoche Petroleum Consultants, Ltd.

Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), of the information contained in our reserve report that is summarized as in our summary letter dated March 9, 2011, relating to the oil and gas reserves and revenue, as of December 31, 2010, of certain interests of the Company.

We hereby consent to all references to our reserve report in the Registration Statement and each Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in the Registration Statement and each Prospectus to which the Registration Statement relates with respect to the matters covered by such report and in giving such report.

LAROCHE PETROLEUM CONSULTANTS,

LTD.

By:

Name: William M. Kazmann

Title: Senior Partner

January 6, 2012

2435 North Central Expressway, Suite 1500 — Richardson, Texas 75080 — Phone (214) 363-3337 — Fax (214) 363-1608